Asset Purchase Agreement

                          Dated as of November 14, 1997

                                      Among

                                    Jesse Sayegh

                              C.J.M. Enterprises, Inc.

                            CCC Cedar Grove Cinema Corp.

                                       and

                            Clearview Cinema Group, Inc.

ARTICLE I.  DEFINITIONS; CONSTRUCTION........................................1
  1.1. DEFINITIONS...........................................................1
  1.2. CONSTRUCTION..........................................................5
ARTICLE II. THE TRANSACTION..................................................5
  2.1. SALE AND PURCHASE OF ASSETS...........................................5
  2.2. CASH; ETC.............................................................6
  2.3.  RETAINED ASSETS......................................................6
  2.4. [NOT USED]............................................................6
  2.5. RETAINED LIABILITIES..................................................6
  2.6. PURCHASE PRICE; DEPOSIT...............................................7
  2.7. CLOSING...............................................................7
  2.8. PAYMENT OF PURCHASE PRICE.............................................8
  2.9. ALLOCATION OF PURCHASE PRICE..........................................8
  2.10. TITLE................................................................8
  2.11. CERTAIN CONSENTS.....................................................8
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER........................8
  3.1. ORGANIZATION..........................................................8
  3.2. AUTHORIZATION; ENFORCEABILITY.........................................8
  3.3. NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS..........................9
  3.4. CINEMA INCOME STATEMENTS..............................................9
  3.5. NO CHANGES...........................................................10
  3.6. TAXES................................................................10
  3.7. UNDISCLOSED LIABILITIES..............................................10
  3.8. CONDITION OF ASSETS; TITLE; BUSINESS.................................10
  3.9. NO PENDING LITIGATION OR PROCEEDINGS.................................10
  3.10. CONTRACTS...........................................................11
  3.11. PERMITS; COMPLIANCE WITH LAW........................................11
  3.12. LEASED REAL ESTATE..................................................11
  3.13. LABOR RELATIONS.....................................................11
  3.14. INSURANCE...........................................................12
  3.15. INTELLECTUAL PROPERTY RIGHTS........................................12
  3.16. EMPLOYEE BENEFITS...................................................12
  3.17. ENVIRONMENTAL MATTERS...............................................13
  3.18. ADDITIONAL THEATERS.  Neither.......................................14
  3.19. FINDERS' FEES.......................................................14
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.........................14
  4.1. ORGANIZATION.........................................................14
  4.2. AUTHORIZATION AND ENFORCEABILITY.....................................14
  4.3. NO VIOLATION OF LAWS; CONSENTS.......................................14
  4.4. NO PENDING LITIGATION OR PROCEEDINGS.................................15
  4.5. FINDERS' FEES........................................................15
  4.6. STOCK OWNERSHIP......................................................15
ARTICLE V. CERTAIN COVENANTS................................................15
  5.1. CONDUCT OF BUSINESS PENDING CLOSING..................................15
  5.2. FULFILLMENT OF AGREEMENTS............................................16
  5.3. EMPLOYMENT, SEVERANCE AND TERMINATION PAYMENTS.......................16
  5.4. SELLER'S EMPLOYEES...................................................17
  5.5. WORKERS' COMPENSATION AND DISABILITY CLAIMS..........................17
  5.6. COVENANT NOT TO COMPETE..............................................17
  5.7. PUBLICITY............................................................18
  5.8. TRANSITIONAL MATTERS.................................................18
  5.9. BOOKS AND RECORDS....................................................18
  5.10. PERMITS; N.J. ISRA..................................................18
  5.11. RIGHT OF FIRST REFUSAL..............................................18
ARTICLE VI. CONDITIONS TO CLOSING; TERMINATION..............................19
  6.1. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER..........................19
  6.2. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER AND MR. SAYEGH..........20
  6.3. DELIVERIES AND PROCEEDINGS AT CLOSING................................21
  6.4. TERMINATION..........................................................23
ARTICLE VII. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...................25
  7.1. SURVIVAL OF REPRESENTATIONS..........................................25
  7.2. INDEMNIFICATION BY SELLER AND MR. SAYEGH.............................25
  7.3. INDEMNIFICATION BY BUYER.............................................25
  7.4. WAIVER OF STATUTE OF LIMITATIONS.....................................26
  7.5. NOTICE OF CLAIMS.....................................................26
  7.6. THIRD PARTY CLAIMS...................................................26
  7.7. LIMITATION ON INDEMNIFICATION........................................26
  7.8. PAYMENT..............................................................27

ARTICLE VIII. MISCELLANEOUS.................................................27
  8.1. COSTS AND EXPENSES...................................................27
  8.2. PRORATION OF EXPENSES................................................27
  8.3. BULK SALES...........................................................27
  8.4. FURTHER ASSURANCES...................................................27
  8.5. NOTICES..............................................................27
  8.6. CURRENCY.............................................................28
  8.7. OFFSET; ASSIGNMENT; GOVERNING LAW....................................28
  8.8. AMENDMENT AND WAIVER; CUMULATIVE EFFECT..............................29
  8.9. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.......................29
  8.10. THIRD PARTY BENEFICIARY.............................................29
  8.11. SEVERABILITY........................................................29
  8.12. COUNTERPARTS........................................................29

                              Asset Purchase Agreement ("Agreement"), dated as of November 14, 1997, by and among Jesse Sayegh, an individual residing in _________, New Jersey ("Mr. Sayegh"), C.J.M. Enterprises, Inc., a New Jersey corporation ("Seller"), CCC Cedar Grove Cinema Corp., a Delaware corporation ("Buyer"), and Clearview Cinema Group, Inc., a Delaware corporation ("CCG").

      Seller currently owns and operates a five-screen movie cinema located at Cedar Grove, New Jersey (the "Cinema"). Buyer is a wholly owned subsidiary of CCG.

      Mr. Sayegh leases the real estate on which the Cinema is located, as such real estate and lease are more particularly described on Exhibit A hereto (the "Leased Real Estate").

      Seller desires to sell and assign to Buyer, and Buyer desire to purchase and assume from Seller, the Cinema and the Leased Real Estate on the terms and subject to the conditions set forth below.

      In  consideration  of  the  representations,   warranties,  covenants  and
agreements contained herein, Seller, Buyer, Mr. Sayegh and CCG, each intending to be legally bound hereby, agree as set forth below.

                                        ARTICLE I.
                                DEFINITIONS; CONSTRUCTION

      1.1. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this SECTION 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

      "Agreement" means this Asset Purchase Agreement, as it may be amended from time to time.

      "Basket Amount" has the meaning given that term in SECTION 7.7.

      "Benefit Plan" means any written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement, whether or not funded and whether or not terminated, (i) maintained or sponsored by Seller, or (ii) with respect to which Seller has or may have Liability or is obligated to contribute, or
(iii) that otherwise covers any of the current or former employees of Seller or their beneficiaries, or (iv) as to which any such current or former employees of Seller or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder.

      "Business" means the operation of the Cinema.

      "Buyer" has the meaning given that term in the heading of this Agreement.

      "Buyer Damages" has the meaning given that term in SECTION 7.2.

      "Buyer Indemnitees" has the meaning given that term in SECTION 7.2.

      "CCG" has the meaning given that term in the heading of this Agreement.

      "CERCLIS" means the United States Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

      "Cinema" has the meaning given that term in the first introductory paragraph of this Agreement.

      "Closing" has the meaning given that term in SECTION 2.7.

      "Closing Date" has the meaning given that term in SECTION 2.7.

      "Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      "Damages" means Buyer Damages or Seller Damages, as the case may be.

      "Deposit" has the meaning given that term in SECTION 2.6.

      "Encumbrance" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

      "Environmental Law" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

      "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

      "GAAP" means United States generally accepted accounting principles as they would be applied to the Cinema.

      "Governing Documents" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of
trust,   formation  or  governing
agreement and other charter documents or organization or governing documents or instruments of such Person.

      "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality.

      "Income Statements" has the meaning given that term in SECTION 3.4.

      "Indemnified Party" has the meaning given that term in SECTION 7.5.

      "Indemnifying Party" has the meaning given that term in SECTION 7.5.

      "Intellectual Property Rights" means trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing, improvements, blueprints, specifications, drawings, designs and other intellectual property and proprietary rights.

      "IRS" means the United States Internal Revenue Service.

      "Law" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment or order of any kind or nature whatsoever including any public policy, judgment or order of any Governmental Body or principle of common law.

      "Lease Agreement" mean the Lease Agreement for the Cinema identified on EXHIBIT A hereto.

      "Leased Real Estate" has the meaning given that term in the second introductory paragraph of this Agreement.

      "Liabilities" with respect to any Person, means all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent and whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

      "Litigation" has the meaning given that term in SECTION 3.9.

      "Other Agreements" means the Subordinated Note and the other agreements and instruments of title, assignment or assumption hereunder.

      "Permits" has the meaning given that term in SECTION 3.11.

      "Permitted Encumbrances" means liens for current taxes not yet due and liens of public record on personal property identified on SCHEDULE 1.1P.

      "Person" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Body and any other legal entity.

      "Purchase Price" has the meaning given that term in SECTION 2.6.

      "Purchased Assets" has the meaning given that term in SECTION 2.1(D).

      "Regulated Material" means any hazardous substance as defined by any Environmental Law and any other material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, PCBs and friable asbestos.

      "Related Party" means (i) Seller, (ii) any Affiliate of Seller, (iii) any officer or director of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

      "Retained Assets" has the meaning given that term in SECTION 2.3.

      "Retained Liabilities" has the meaning given that term in SECTION 2.5.

      "Seller" has the meaning given that term in the heading of this Agreement.

      "Seller Damages" has the meaning given that term in SECTION 7.3.

      "Seller Group" means Seller and any corporation that may be aggregated with Seller under Sections 414(b), (c), (m) or (o) of the Code.

      "Seller Indemnitees" has the meaning given that term in SECTION 7.3.

      "Seller's Predecessor" means any predecessor in interest to Seller, whether by merger, combination, reorganization or otherwise.

      "Subordinated Note" means CCG's 10% Subordinated Promissory Note payable to Seller in the principal amount of $210,000 in the form attached hereto as EXHIBIT B.

      "Superfund" means the United States Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 ET SEQ., as amended.
      "Tax" means any domestic or foreign federal, state, county or local tax, levy, impost or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

      1.2. CONSTRUCTION.  As used herein, unless the context otherwise requires:
(i)  references to "Article" or "Section"  are to an article or section  hereof;
(ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                                   ARTICLE II.
                                 THE TRANSACTION

      2.1. SALE AND PURCHASE OF ASSETS. Except as otherwise provided in SECTIONS
2.2 and 2.3, At the Closing, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's properties and business as a going concern, and goodwill and tangible or intangible assets of every kind, nature and description existing on the Closing Date located at or used in connection with the Cinema, whether personal, in electronic form or otherwise, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in its books or financial statements, free and clear of all Encumbrances (collectively, the "Purchased Assets"). Without limiting the foregoing, the Purchased Assets shall include the following:

            (i) All of Seller's tangible assets, including office furniture, office equipment and supplies, computer hardware and software, projectors, projector bulbs, ticketing machines, leasehold improvements on or related to the Leased Real Estate or related to the Business;

            (ii) All of Seller's books, records, manuals, documents, books of account, correspondence, sales reports, literature, brochures, advertising material and the like related to the Business (other than accounting records and corporate books and records as defined in SECTION 2.3);

            (iii) All of Seller's inventory and supplies, including concession products, candy items and paper goods for the Business;

            (iv) All of Seller's rights under leases for personal property, if any;

            (v)  All of Seller's rights under the Permits;

            (vi) All of Seller's goodwill and rights in and to the name "Cedar Grove";

            (vii) Seller's rights to the telephone numbers for Cinema location; and

            (viii) The goodwill of the Business.

Mr. Sayegh shall at Closing assign all of his interests in the Leased Real Estate and the Lease Agreement to Buyer, and Buyer shall assume the Lease Agreement, for no additional consideration.

      2.2. CASH; ETC. Buyer shall purchase petty cash on hand at the Cinema at the close of business on the date immediately preceding the Closing Date, the purchase price of cash to be face value, subject to a physical count of such cash by Buyer and Seller. If the use by customers of the Cinema of pre-sold tickets sold by Seller shall exceed $100 in the aggregate, Seller shall promptly pay to Buyer an amount equal to such use in excess of $100.

      2.3. RETAINED ASSETS. Except for the Purchased Assets, Buyer is not purchasing and Seller is not selling the name "CJM Enterprises" or any variant or derivative of such name and Seller's accounting records and corporate minute books, stock books and corporate seal (collectively, the "Retained Assets"). Accounting Records of Seller shall remain the exclusive property of Seller in accord with this Section, and shall mean any and all books of original entry, including any register or computer tapes, all journals or ledgers, all canceled checks, payroll records, bank or other account statements, including account statements or reports to or from any vendors, suppliers, film companies, or otherwise, including any correspondence relating to same or to any other items designated as an accounting record hereunder, and including all financial statements, records, tax returns, and all workpapers or supporting information relating thereto, including all information gathered or compiled by Seller or Seller's agents or accountants therefor, or summaries of same, including all disks, print-outs, or other digital or analog, written or electronic recording thereof. The Purchased Assets shall not include any permits that are non-transferable. Seller knows of no reason why any permit issued to Seller for use in its business would not be issued to Buyer for use by it after the Closing, assuming only Buyer is qualified to receive same.

      2.4.  [NOT USED].

      2.5. RETAINED LIABILITIES. Buyer does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other Liability of Seller, whether existing on, before or after the Closing Date or arising out of any transactions entered into, or any state of facts existing on, prior to or after the Closing Date (the "Retained Liabilities"), and Seller agrees to pay and satisfy when due all Retained Liabilities. Without limiting the foregoing, the term "Retained Liabilities" shall include Liabilities:

            (i)  to any Related Party;

            (ii)  for or under any Benefit Plan;

            (iii) for any Taxes, whether or not by reason of, or in connection with, the transactions contemplated by this Agreement;

            (iv)  with  respect  to  Seller's   administrative   and   corporate
operations; and

            (v) to any film distributor.

Buyer acknowledges that Buyer is responsible for any and all liabilities of the Business first occurring after the Closing Date.

      2.6. PURCHASE PRICE; DEPOSIT. The aggregate purchase price for all of the Purchased Assets shall be $3.25 million, plus amounts payable for the inventory and petty cash (the "Purchase Price"). At the close of business on the last business day prior to the Closing Date, Seller and Buyer shall take a physical count of Seller's inventory being sold by Seller to Buyer under this Agreement. Seller's inventory shall include concession products, candy items, paper goods and other similar items, but shall not include projector bulbs which shall be deemed to be equipment for purposes of this Agreement. Inventory shall be valued at Seller's cost, determined on a first-in-first-out basis. Buyer shall pay Seller for all inventory at the Closing, provided that such inventories do not exceed amounts that would be expected as customary in the ordinary course of business. Buyer shall deliver to Seller within three business days after obtaining landlord's consent to the assignment to Buyer of the Lease Agreement on terms acceptable to both Buyer and Seller a good faith deposit equal to $15,000 (the "Deposit"). The Deposit shall be applied against the cash portion of the Purchase Price if there is a Closing hereunder. If there is no Closing hereunder, then the Deposit shall be promptly returned to Buyer, unless Buyer is in material breach hereof and such material breach was the sole cause of the failure to Close hereunder. The Deposit shall be held in escrow by Seller's counsel (as a fiduciary) subject to the terms of this Agreement.

      2.7. CLOSING. The consummation of the purchase and sale of the Purchased Assets and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, on December 12, 1997 at the offices of Kirkpatrick & Lockhart, LLP, 1251 Avenue of the Americas, New York, New York, 10020-1104 or at such other time, date or place as the parties agree (the "Closing Date"). Closing shall be effective at 12:01 a.m. on the Closing Date.

      2.8. PAYMENT OF PURCHASE PRICE. At Closing, the Purchase Price shall be paid by Buyer and CCG to Seller as follows:

            (i) by Buyer's delivery to Seller immediately available funds equal to $3.04 million, minus the amount of the Deposit; and

            (ii) by delivery of the Subordinated Note.

      2.9. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as follows: $640,000 shall be allocated to equipment, furniture and fixtures for the Cinema and $2,610,000 shall be allocated to the remaining assets of the Cinema. Buyer and Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, or otherwise.

      2.10. TITLE. Title to all Purchased Assets shall pass from Seller to Buyer at Closing, subject to the terms and conditions of this Agreement. Buyer assume no risk of loss to the Purchased Assets prior to Closing.

      2.11. CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any Permit included in the Purchased Assets which is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF SELLER

      As an inducement to Buyer and CCG to enter into this Agreement and consummate the transactions contemplated hereby, Seller and Mr. Sayegh jointly and severally represent and warrant to Buyer and CCG as follows:

      3.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the power and authority to own or lease its properties, carry on the Business as now conducted, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

      3.2. AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which Seller is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Seller and Mr. Sayegh, enforceable against them in accordance with their respective terms. Each Other Agreement to which Seller and Mr. Sayegh are to become a party pursuant to the provisions hereof, when executed and delivered by Seller and Mr. Sayegh, will constitute the legal, valid and binding obligation of Seller and Mr. Sayegh, enforceable against them in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Seller.

      3.3. NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which Seller or Mr. Sayegh is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Seller or Mr. Sayegh will:
(i) contravene any provision of any Governing Document of Seller, (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any Purchased Asset or any other material contract, agreement or instrument to which Seller or Mr. Sayegh is a party or by which any of their assets may be bound or affected,
(iii) result in the creation, maturation or acceleration of any Liability of Seller or Mr. Sayegh (or give to any other Person the right to cause such a creation, maturation or acceleration), (iv) violate any Law or violate any judgment or order of any Governmental Body to which Seller is subject or by which any of the Purchased Assets or any of its other assets may be bound or affected, or (v) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or give to any other Person any interest or right therein. Except for the consents of the landlord under the Lease Agreement, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery by Seller or Mr. Sayegh of this Agreement or any of the Other Agreements to which it is or is to become a party pursuant to the provisions hereof or the consummation by Seller or Mr. Sayegh of the transactions contemplated hereby or thereby.

      3.4. CINEMA INCOME STATEMENTS. Attached hereto as Exhibit D are the income statements for the Cinema for the years ended December 31, 1995, and December 31, 1996 and for the nine month period ended August 31, 1997 (the "Income Statements"). The Income Statements (i) are correct and complete, (ii) have been prepared in accordance with GAAP on a consistent basis, and (iii) fairly present the results of operation of the Cinema for the periods then ended in accordance with GAAP. Seller has no money due and owing to any film distributor in connection with the Cinema except for money owing in the normal course of business for which an amount is not ascertainable to pay or which is not due prior to Closing. The aggregate gross box office revenues for the Cinema for calendar year 1996 was $________ and for the period from January 1, 1997 through August 31, 1997 was $1,086,226. The aggregate gross concession revenues for the Cinema for calendar year 1996 was $________ and for the period from January 1, 1997 through August 31, 1997, was $310,739. Earnings before interest, taxes and depreciation and amortization for the Cinema for the period from January 1, 1997 through August 31, 1997 was at least $459,000.

      3.5. NO CHANGES. Since September 30, 1996, Seller has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing sentence, since September 30, 1996, there has not been any: (i) material adverse change in the Purchased Assets or Leased Real Estate; (ii) damage or destruction to any Purchased Asset or Leased Real Estate, whether or not covered by insurance; (iii) strike or other labor trouble at the Cinema;
(iv) increase in the salary, wage or bonus of any employee of the Cinema; or (v) agreement or commitment to do any of the foregoing. Except as provided on
SCHEDULE 3.5, since September 30, 1996, Seller has not made any material changes, substitutions or replacements to the equipment, furniture or fixtures at the Cinema.

      3.6. TAXES. Seller, its Affiliates and Seller's Predecessor, have filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all Tax Returns that are required to be filed by it prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete. Seller and Seller's Predecessor have paid or will pay all Taxes that have or will become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns (subject to all rights of appeal by Buyer). Seller and Seller's Predecessor have withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

      3.7. UNDISCLOSED LIABILITIES. Except as disclosed on SCHEDULE 3.7, Seller has no, and after Closing shall have no, Liabilities of any kind or nature whatsoever that would attach to the Purchased Assets or for which any Buyer or CCG may become liable.

      3.8. CONDITION OF ASSETS; TITLE; BUSINESS. Seller has good, marketable and exclusive title to all of the Purchased Assets. The tangible Purchased Assets are in good operating condition and repair suitable for the purposes for which they are used in the Business, and all equipment included in the Purchased Assets have been maintained in the normal course of business by qualified professionals. Except as disclosed on SCHEDULE 3.8 and except for Permitted Encumbrances, none of the Purchased Assets is subject to any Encumbrance. SCHEDULE 3.8 identifies any property located on the Leased Real Estate that is not owned by Seller. The Encumbrances identified on SCHEDULE 3.8 will be removed by Seller on or prior to Closing. The Purchased Assets do not contain any shares of capital stock of or other equity interest in any Person. On the Closing Date, the Purchased Assets will include at a minimum (i) one functioning xenon projector bulb for each auditorium in the Cinema, and (ii) one new, unused, spare xenon projector bulb for each type of projector at the Cinema location.

      3.9. NO PENDING LITIGATION OR PROCEEDINGS. No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("Litigation") is pending or, to the knowledge of Seller and Mr. Sayegh, threatened against or affecting Seller, Mr. Sayegh, the Business, any of the Purchased Assets, the Leased Real Estate, or any of the transactions contemplated by this Agreement or any Other Agreement except for claims for personal injury and workers compensation and further except for claims for property damage identified on
SCHEDULE 3.9 and claims by Governmental Bodies identified on SCHEDULE 3.9. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Seller, Mr. Sayegh, the Business, any of the Purchased Assets, the Leased Real Estate, or any of the transactions contemplated by this Agreement or any Other Agreement. Neither Seller nor Mr. Sayegh has any pending any Litigation against any third party related to the Business.

      3.10. CONTRACTS. There is no written contract, lease or other agreement, that materially affects or is used in the Business or the Leased Real Estate other than the Lease Agreement. The Lease Agreement is a legal, valid and binding obligation of Seller and is in full force and effect. Seller and each other party to the Lease Agreement has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and, to the knowledge of Seller and Mr. Sayegh, no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any Person the right to cause such a termination or would cause an acceleration of any obligation thereunder. Seller is not currently renegotiating the Lease Agreement.

      3.11. PERMITS; COMPLIANCE WITH LAW. Subject to SECTION 5.10, Seller holds all health department and certificates of occupancy required under any applicable Law in connection with the operation of the Business and use and occupancy of the Leased Real Estate ("Permits"). The Purchased Assets include all Permits other than the occupancy permit which must be obtained under local law by Buyer. Seller has received no notice of any violation of Law which has not been remedied or rectified.

      3.12. LEASED REAL ESTATE. Mr. Sayegh has the right to quiet enjoyment of all Leased Real Estate, including all renewal rights under the Lease Agreement. Mr. Sayegh has not received any written or oral notice of assessments for public improvements against any Leased Real Estate or any written or oral notice or order by any Governmental Body, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same, which in each case has not been remedied or rectified. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Leased Real Estate. Mr. Sayegh has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to the Leased Real Estate. None of the Leased Real Estate is subleased to any person. The Real Estate Leases are in full force and effect in accordance with their terms, and have not been modified or amended (other than as disclosed on Exhibit A) and, to the knowledge of Seller and Mr. Sayegh, no party thereto is in default under any of the terms contained therein.

      3.13. LABOR RELATIONS. No employee of Seller is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of Seller and Mr. Sayegh, threatened against, involving, affecting or potentially affecting Seller. No complaint against Seller or Seller's Predecessor is pending or, to the knowledge of Seller and Mr. Sayegh, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of Seller or Seller's Predecessor. To the knowledge of Seller and Mr. Sayegh, Seller has no Liability for any occupational disease of any of its employees, former employees or others.

      3.14. INSURANCE. SCHEDULE 3.14 discloses all insurance policies on an "occurrence" basis with respect to which Seller or Seller's Predecessor is the owner, insured or beneficiary.

      3.15. INTELLECTUAL PROPERTY RIGHTS. Seller neither owns nor is licensee to any form of Intellectual Property Rights related to the Cinema other than the names "CJM Enterprises", which is a Retained Asset, and rights to show films to the public according to agreements which are Retained Assets and Retained Liabilities. To the knowledge of Seller and Mr. Sayegh, no other Person has any rights to the names "Cedar Grove" in connection with the use of a cinema in Cedar Grove, New Jersey. To the knowledge of Seller and Mr. Sayegh, Seller is not infringing upon the intellectual property rights of any other Person.
SCHEDULE 3.14 identifies all computer software owned by Seller. With respect to any such computer software, the Seller makes no agreement or other warranties or representations hereunder other than that Seller a licensee of certain computer software used by it in connection with certain computer hardware that Seller is selling to Buyer hereunder and as to any license for software used with respect to said computer hardware,

      (a) Seller will assign to Buyer at Closing any rights, title, or interest in said software, but without warranty,

      (b) Seller's obligation to sell, transfer, or assign any such software as is otherwise called for above shall be void if prohibited by any such license, and

      (c) At Closing, regardless of whether (a) or (b) is the case, the price paid by Buyer to Seller will remain as is otherwise called for in the agreement.

      3.16. EMPLOYEE BENEFITS. Except for medical and dental coverage, life insurance, and long-term disability plans described on SCHEDULE 3.16 for those managers of the Cinema identified on SCHEDULE 3.16, Seller does not maintain any Benefit Plan for any employees employed at the Cinema. After the Closing, neither Buyer or CCG will have any Liability, with respect to any Benefit Plan of Seller or any other member of the Seller Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the PBGC, withdrawal Liability or otherwise. SCHEDULE 3.16 identifies the names of all employees of Seller employed at the Cinema, including each listed employee's address, current compensation, vacation time to which he or she is entitled and vacation time so far taken. SCHEDULE 3.16 also includes copies of Seller's payroll records for all persons currently employed by Seller at the Cinema. There are no written or oral agreements or arrangements providing for the employment by Seller of any person at the Cinema other than "at will" agreements. All employees of Seller at the Cinema are employees at will. Seller does not provide a motor vehicle to any employee of Seller at the Cinema.

      3.17. ENVIRONMENTAL MATTERS. The representations and warranties contained in this Section are qualified by (i) the disclosures on SCHEDULE 3.17, (ii) the knowledge of Seller and Mr. Sayegh as to the activities of Seller's Predecessors, and (iii) the knowledge of Seller and Mr. Sayegh as to the activities of third parties prior to the time that Seller took possession of the property subject to the Lease Agreement:

      (a) COMPLIANCE; NO LIABILITY. Seller and Seller's Predecessor have operated the Business and each parcel of Leased Real Estate in compliance with all applicable Environmental Laws. Seller is not subject to any Liability, penalty or expense (including legal fees) in connection with the Business or ownership or leasing of the Leased Real Estate by virtue of any violation of any Environmental Law, any environmental activity conducted on or with respect to any property or any environmental condition existing on or with respect to any property, in each case whether or not Seller or Seller's Predecessors permitted or participated in such act or omission.

      (b) TREATMENT; CERCLIS. Neither Seller nor Seller's Predecessors have treated, stored, recycled or disposed of any Regulated Material on any Leased Real Estate in violation of applicable Environmental Laws, and, to the knowledge of Seller and Mr. Sayegh, no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Leased Real Estate in violation of applicable Environmental Laws. There has been no release of any Regulated Material at, on or under any Leased Real Estate. Neither Seller nor Seller's Predecessors have transported or arranged for the transportation of any Regulated Material from the Cinema to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLIS or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against Seller or Seller's Predecessor for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund.

      (c) NOTICES; EXISTING CLAIMS; CERTAIN REGULATED MATERIALS; STORAGE TANKS. Neither Seller nor Seller's Predecessors have received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. To the knowledge of Seller and Mr. Sayegh, Seller is not required to place any notice or restriction relating to the presence of any Regulated Material at any Leased Real Estate. There has been no past, and there is no pending or contemplated, claim by Seller or Seller's Predecessor under any Environmental Law or Laws based on actions of others that may have impacted on the Leased Real Estate, and neither Seller nor Seller's Predecessors has entered into any agreement with any Person regarding any remedial action or existing environmental Liability or expense with respect to any of the Real Property or any real property adjacent to the Real Property. To the knowledge of Seller and Mr. Sayegh, all storage tanks located on the Leased Real Estate, whether underground or aboveground, are disclosed on SCHEDULE 3.17. Seller has not closed or caused to be closed any underground storage tank on the Leased Real Estate.

      3.18. ADDITIONAL THEATERS. Neither Seller nor Mr. Sayegh has any knowledge of the intention by any person to construct or open any movie theater within a five-mile radius of the Cinema.

      3.19. FINDERS' FEES. Neither Seller nor any of its officers, managers or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      As an inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and CCG jointly and severally represent and warrant to Seller and Mr. Sayegh as follows:

      4.1. ORGANIZATION. Buyer and CCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

      4.2.  AUTHORIZATION  AND  ENFORCEABILITY.  This  Agreement  and each Other
Agreement to which Buyer and CCG is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Buyer and CCG, enforceable against it in accordance with their respective terms. Each Other Agreement to which Buyer and CCG is to become a party pursuant to the provisions hereof, when executed and delivered by Buyer and CCG, will constitute the legal, valid and binding obligation of Buyer and CCG, enforceable against Buyer and CCG in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Buyer and CCG.

      4.3. NO VIOLATION OF LAWS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which Buyer or CCG is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer or CCG will: (i) contravene any provision of the Governing Documents of any Buyer or CCG, (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any contract, agreement or instrument to which any Buyer or CCG is a party or by which any of their assets may be bound or affected, (iii) result in the creation, maturation or acceleration of any Liability of any Buyer or CCG (or give to any other Person the right to cause such a creation, maturation or acceleration), or (iv) violate any Law or any judgment or order of any Governmental Body to which any Buyer or CCG is subject or by which any of its assets may be bound or affected. Except for the consent of Provident Bank, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution or delivery by Buyer or CCG of this Agreement or any of the Other Agreements to which Buyer or CCG is or is to become a party pursuant to the provisions hereof or the consummation by Buyer or CCG of the transactions contemplated hereby or thereby.

      4.4. NO PENDING LITIGATION OR PROCEEDINGS. No Litigation is pending or, to the knowledge of any Buyer or CCG, threatened against or affecting CCG or any Affiliate of CCG in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Buyer and CCG is or is to become a party or that would, to CCG's knowledge, have a material adverse effect on CCG's business considered as a whole. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting CCG or any Affiliate of CCG in connection with the transactions contemplated by this Agreement or any Other Agreement to which any Buyer or CCG is or is to become a party or that would, to CCG's knowledge, have a material adverse effect on CCG's ability to pay the Subordinated Note.

      4.5. FINDERS' FEES. Neither Buyer, CCG nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

      4.6. STOCK OWNERSHIP. CCG owns all of the issued and outstanding capital stock of the Buyer.

                                   ARTICLE V.
                                CERTAIN COVENANTS

      5.1. CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing Date, unless Buyer shall otherwise consent in writing, Seller shall (and Mr. Sayegh shall cause Seller to) conduct its affairs as follows:

      (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted only in the ordinary course and consistent with past practice. Seller and Mr. Sayegh shall maintain the

Purchased Assets and the Leased Real Estate consistent with past practice and shall comply in a timely fashion with the provisions of all Permits and its other agreements and commitments. Seller shall use its best efforts to keep the Business organization intact, keep available the services of its present employees and preserve the goodwill of its suppliers, patrons and others having business relations with it. Seller shall maintain in full force and effect its policies of insurance, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

      (b) PROHIBITED TRANSACTIONS. Seller shall not: (i) amend or terminate any Permit; (ii) fail to pay any Liability or charge when due, other than Liabilities contested in good faith by appropriate proceedings; (iii) enter into any employment or consulting contract or arrangement with any employee of the Cinema; (iii) take any action or omit to take any action that is reasonably likely to result in the occurrence of any event described in SECTION 3.5; or
(vi) take any action or omit to take any action that will cause a breach or termination of any Permit, other than termination by fulfillment of the terms thereunder.

      (c) ACCESS, INFORMATION AND DOCUMENTS. Seller shall give to Buyer and to Buyer's employees and representatives (including accountants, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their workpapers) of Seller solely as they relate to the Cinema and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of Seller (solely as they relate to the Cinema) as Buyer may reasonably request, including but not limited to weekly reports of gross box office and concession receipts at the Cinema, at the same time such reports are available to Seller's management.

      (d) CONFIDENTIALITY. Buyer and CCG (for itself and for any affiliate of itself or of Buyer) hereby agree that they will not disclose to any person any information they may have gained with regard to the operation or the finances of the business sold by Seller hereunder which information was gained by disclosures made to them by Seller and that this obligation of confidentiality shall survive the Closing. Without otherwise limiting the information subject to the obligation of confidentiality set forth above, the information to be kept confidential by Buyer and Buyer's affiliates, as is set forth above, shall include the financial statements annexed to this agreement and the financial representations made hereunder and any information contained in any accounting records of Seller as may have been disclosed or made available to Buyer in Buyer's review of Seller's business prior to Closing.

      5.2. FULFILLMENT OF AGREEMENTS. Each party hereto shall use its best efforts to cause all of those conditions to the obligations of the other under
ARTICLE VI that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Seller shall, prior to Closing, obtain the consents referred to in SECTION 3.3.

      5.3. EMPLOYMENT, SEVERANCE AND TERMINATION PAYMENTS. Seller agrees to pay, perform and discharge any and all severance payments, payroll and employment related Liabilities with respect to employees of Seller at the Cinema accruing up to the close of business on the date immediately preceding the Closing Date or which result from the transfer of the Purchased Assets hereunder and the employment by Buyer of those employees and shall indemnify and hold harmless Buyer and its directors, officers and Affiliates from and against any and all losses, Liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that any of the aforesaid may suffer or incur by reason of or relating to any such Liabilities.

      5.4. SELLER'S EMPLOYEES. Buyer shall have the right, but not the obligation, to offer employment to any of the employees of Seller who are employed at the Cinema. At or prior to the Closing, Seller shall fully compensate all employees of Seller at the Cinema for all work performed through and including the Closing Date. Seller does not guaranty that any of the employees to which Buyer or CCG will offer employment will accept such offer of employment.

      5.5.  WORKERS' COMPENSATION AND DISABILITY CLAIMS.

      (a) SELLER'S LIABILITY. Seller shall remain liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all of Seller's employees attributable to injuries, claims, conditions, events and occurrences occurring on or before the Closing Date.

      (b) BUYER'S LIABILITY. Buyer shall be liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all of employees of Seller hired by Buyer attributable to injuries, claims, conditions, events and occurrences first occurring after the Closing Date.

      5.6.  COVENANT NOT TO COMPETE.

      (a) RESTRICTION. For a period of five years from and after the Closing Date, neither Seller nor Mr. Sayegh shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an officer, employer, stockholder, partner or otherwise with, the Cinema within a seven mile radius of any theatre owned directly or indirectly by CCG on the date immediately following the Closing Date. Ownership of not more than 2% of the outstanding stock of any publicly traded company or operation of the projects identified in SECTION 5.11 shall not be a violation of this Section.

      (b) ENFORCEMENT. The restrictive covenant contained in this Section is a covenant independent of any other provision of this Agreement and the existence of any claim that Seller may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Seller agrees that Buyer's remedies at law for any breach or threat of breach by Seller of the provisions of this Section will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. In the event of litigation regarding this covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seek to enforce this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

      5.7. PUBLICITY. Seller and Buyer shall not issue any press release or otherwise make any announcements to the public or the employees of Seller with respect to this Agreement prior to the Closing Date without the prior written consent of the other, except as required by Law. If Buyer believes that a public disclosure of the transactions contemplated hereby is required by law, Buyer shall give to Seller notice thereof at least 24 hours prior to making such disclosure.

      5.8. TRANSITIONAL MATTERS. Seller and Mr. Sayegh shall cooperate with and assist Buyer and its authorized representatives in order to provide, to the extent reasonably requested by Buyer, an efficient transfer of control of the Purchased Assets and the Leased Real Estate and to avoid any undue interruption in the activities and operations of the Business and the Leased Real Estate following the Closing Date. Seller shall not cause any utilities to be disconnected until the Buyer shall have established an account for such utility in Buyer's own name. Seller shall assist in transferring to Buyer the telephone numbers for the Cinema location. Buyer shall be liable to Seller for the utility payments for any utility maintained by the Seller after the Closing Date. Seller shall cooperate with Buyer's lender, Provident Bank, in connection with the consummation by Buyer of the transactions provided hereunder, as reasonably requested by such lender. Such cooperation shall include the execution and delivery of a subordination agreement in favor of Provident Bank and its assigns with respect to the Subordinated Note and shall permit Provident Bank to rely on the legal opinion be delivered by Seller's counsel hereunder. Prior to Closing, Seller shall remove all of its movie trailers from films at the Cinema.

      5.9. BOOKS AND RECORDS. Seller shall not destroy or dispose of any books, records, and files relating to the Business to the extent that they pertain to the Business prior to the Closing Date.

      5.10. PERMITS; N.J. ISRA. Seller shall use its best efforts to provide to Buyer valid Permits for the Cinema prior to Closing. In the event that Seller is unable to do so by Closing, then Seller shall provide Buyer with such Permits within 30 days after Closing. Sellers shall obtain prior to Closing letters of Non-Applicability with respect to the Leased Real Estate under the New Jersey Site Recovery Act (PL 1993, ch. 39).

      5.11. RIGHT OF FIRST REFUSAL. Mr. Sayegh hereby grants to CCG a right of first refusal to purchase any movie theater property (whether in corporate solution or otherwise) proposed to be sold by Mr. Sayagh within the three year period ending on the third anniversary of the Closing Date. The terms of such right for each theater property are hereby forth in the Right of First Refusal Agreement in substantially the form of EXHIBIT E hereto. As each such theater property is identified, Mr. Sayagh shall notify CCG of such property and CCG and Mr. Sayegh shall, as a formality, promptly memorialize their agreement with respect to such theater by completing the information in the form of such Right of First Refusal Agreement and executing and delivering such completed Right of First Refusal Agreement. The parties agreement set forth in this Section is intended to be legally binding notwithstanding that the theater properties subject to this right have not yet been separately identified herein.

                                   ARTICLE VI.
                       CONDITIONS TO CLOSING; TERMINATION

      6.1. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER. The obligation of Buyer and CCG to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Buyer or CCG at Buyer's or CCG's sole option:

      (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Seller and Mr. Sayegh contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Seller and Mr. Sayegh shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

      (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would, after Closing, limit or adversely affect Buyer's ownership of the Purchased Assets or the Leased Real Estate in a manner different from Seller's, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

      (c) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Business or any of the Purchased Assets, results of operations, prospects or condition, of the Cinema or the Leased Real Estate.

      (d) CLOSING CERTIFICATE. If Closing occurs after the date hereof, Seller shall have delivered a certificate, dated the Closing Date certifying to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) of this Section. Such certificate shall constitute a representation and warranty of Seller with regard to the matters therein for purposes of this Agreement.

      (e) CLOSING DOCUMENTS. Buyer and CCG shall have received the other documents referred to in SECTION 6.3(A). All agreements, certificates, opinions and other documents delivered by Seller to Buyer and CCG hereunder shall be in form and substance reasonably satisfactory to Buyer and CCG.

      (f) TITLE INSURANCE. Buyer, at their sole cost and expense, shall have obtained for all Leased Real Estate final marked commitments to issue to Buyer ALTA (1990-Form B with appropriate state endorsements) owner's policies of title insurance in coverage amounts equal to the fair market values of the Leased Real Estate, insuring good title to the Leased Real Estate with mechanic's liens coverage and such endorsements as Buyer may have reasonably requested and with exceptions only for ALTA standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession), and Permitted Encumbrances.

      (g) BOARD APPROVAL; BANK APPROVAL. Buyer and CCG shall have received the approval of its Board of Directors and its lender, Provident Bank, to the transactions contemplated hereunder.

      (h) OTHER AGREEMENTS. CCG shall have closed under the agreement to purchase the Bellevue Theatre in Montclair, New Jersey.

      (i) RELEASE OR TERMINATION OF MORTGAGE AND OTHER ENCUMBRANCES. Seller shall have caused the mortgage on the Leased Real Estate and all of its other Encumbrances on the Purchased Assets to be released.

      (j) LEASED REAL ESTATE. Buyer shall have received from the lessor of the Lease Agreement consent to assignment of leasehold interest, consent to leasehold mortgage, and estoppel certificates, nondisturbance agreements, and other documents as shall be reasonably requested by Provident Bank, all in form and substance satisfactory to Buyer and Provident Bank.

      (k) CONSENTS. Seller shall have received the other consents, approvals and actions of the Persons identified in SECTION 3.3.

      (l) NEW THEATER TRANSITION FORMS. Buyer shall have received a New Theater Transition Form from Seller.

      (m) DUE DILIGENCE. CCG shall have been satisfied with its due diligence investigation of the Cinema.

      6.2. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER AND MR. SAYEGH. The obligation of Seller and Mr. Sayegh to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Seller or Mr. Sayegh at Seller's or Mr. Sayegh's sole option:

      (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer and CCG contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer and CCG shall have performed all of the covenants and complied in all respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

      (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or the Other Agreements or seeking monetary or other relief by reason of the consummation of such transactions.

      (c) CLOSING CERTIFICATE. If Closing occurs after the date hereof, Buyer and CCG shall have delivered a certificate, dated the Closing Date certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this
SECTION 6.2. Such certificate shall constitute a representation and warranty of Buyer with regard to the matters therein for purposes of this Agreement.

      (d) CLOSING DOCUMENTS. Seller shall also have received the other documents referred to in SECTION 6.3(B). All agreements, certificates, opinions and other documents delivered by Buyer to Seller hereunder shall be in form and substance reasonably acceptable to counsel for Seller, in the exercise of such counsel's reasonable professional judgment.

      (e) LEASE AGREEMENT. Seller shall have received from the lessor of the Lease Agreement consent to the assignment of the Lease Agreement to Buyer. If Mr. Sayegh is not released from his obligations under the Lease Agreement, then CCG shall indemnify and hold Seller and Mr. Sayegh harmless from and against any damages incurred by Seller or Mr. Sayegh as a consequence of the breach of the Lease Agreement by Buyer after Closing.

      (f) BELLEVUE. CCG shall have closed under the agreement to purchase the Bellevue Theater in Mountclair, New Jersey.

      6.3.  DELIVERIES AND PROCEEDINGS AT CLOSING.

      (a) DELIVERIES BY SELLER AND MR. SAYEGH. Seller and Mr. Sayegh shall deliver or cause to be delivered to Buyer at the Closing:

            (i) General warranty bills of sale and instrument of assignment to the Purchased Assets in the form attached hereto as EXHIBIT F.

            (ii) Assignments of all transferable or assignable licenses, Permits and warranties relating to the Purchased Assets and of any Intellectual Property included in the Purchased Assets, duly executed and in forms acceptable to Buyer.

            (iii) [not used].

            (iv) Assignments of the Lease Agreement in the form attached hereto as EXHIBIT G.

            (v) Certificates of the appropriate public officials to the effect that Seller was a validly existing corporation in good standing in its state of formation as of a date not more than 15 business days prior to the Closing Date.

            (vi) Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Seller and certified by its Chief Executive Officer or Executive Vice President.

            (vii) True and correct copies of the Seller's Certificate of Incorporation certified by the Secretary of State as of the Closing Date.

            (viii) Certificates of Seller (A) setting forth all resolutions of the Directors of Seller and the stockholders of Seller authorizing the execution and delivery of this Agreement and the Other Agreements and the performance by Seller of the transactions contemplated hereby and thereby, and (B) to the effect that the Certificate of Incorporation of Seller delivered pursuant to
SECTION 6.3(A)(VII) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

            (ix) The opinion of Buklad & Buklad, legal counsel to Seller, in substantially the form of EXHIBIT H.

            (x) Keys for the Cinema location.

            (xi) All vendor warranties (including those for the roofs on the Cinema) respecting the Purchased Assets.

            (xii) Such other agreements and documents as Buyer may reasonably request.

      (b) DELIVERIES BY BUYER. Buyer shall deliver or cause to be delivered to Seller at the Closing:

            (i)  The Subordinated Note.

            (ii) [not used].

            (iii) A certificate of the appropriate public official to the effect that Buyer and CCG is a validly existing corporation in the State of Delaware as of a date not more than 15 business days prior to the Closing Date.

            (iv) Incumbency and specimen signature certificates signed by the officers of Buyer and CCG and certified by the Secretary of Buyer and CCG.

            (v) True and correct copies of the Certificates of Incorporation of Buyer and CCG as of a date not more than 15 business days prior to the Closing Date, certified by the Secretary of State of Delaware.

            (vi) A certificate of the Secretary of Buyer and CCG (A) setting forth all resolutions of the Board of Directors of Buyer and CCG authorizing the execution and delivery of this Agreement and Other Agreements and the performance by Buyer and CCG of the transactions contemplated hereby and thereby, certified by the Secretary of Buyer and CCG and (B) to the effect that the Certificates of Incorporation of Buyer delivered pursuant to SECTION

6.3(B)(V) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

            (vii) The opinion of Kirkpatrick & Lockhart LLP, counsel to Buyer and CCG, in substantially the form of EXHIBIT I.

            (viii) Such other agreements and documents as Seller may reasonably request.

      6.4.  TERMINATION.

      (a) MUTUAL CONSENT; FAILURE OF CONDITIONS. Except as provided in SECTION 6.4(B), this Agreement may be terminated at any time prior to Closing by: (i) mutual consent of Buyer, CCG and Seller; (ii) Buyer and CCG, if any of the conditions specified in SECTION 6.1 hereof shall not have been fulfilled by December 19, 1997 and shall not have been waived by Buyer and CCG; or (iii) Seller, if any of the conditions specified in SECTION 6.2 hereof shall not have been fulfilled by December 19, 1997 and shall not have been waived by Seller. In the event of termination of this Agreement by either Buyer, CCG or Seller pursuant to clause (ii) or (iii) of the immediately preceding sentence, Buyer and CCG, on the one hand, and Seller on the other hand shall be liable to the other for any breach hereof by such party, which breach led to such termination, and the rights and obligations of the parties set forth in SECTIONS 7.2, 7.3 and
8.1 shall survive such termination. Buyer, CCG and Seller shall also be entitled to seek any other remedy to which it may be entitled at law or in equity in the event of such termination, which remedies shall include injunctive relief and specific performance. Notwithstanding the foregoing, in the event that this Agreement is terminated by one party hereto pursuant to clause (ii) or (iii) of the first sentence of this Section solely as a result of a breach by the other party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then the remedy of the party terminating this Agreement shall be limited solely to recovery of all of such party's costs and expenses incurred in connection herewith.

      (b) CASUALTY DAMAGE. Notwithstanding anything else herein to the contrary, if prior to Closing the Purchased Assets (or any portion thereof) are damaged by fire or any other cause, the reasonable estimate of the immediate repair of which would cost more than $50,000, Buyer at their option, which may be exercised by written notice given to Seller within ten business days after Buyer's receipt of notice of such loss, may declare this Agreement null and void, or Buyer may Close subject to reduction of the Purchase Price by the amount of any applicable insurance deductible which shall be paid by Buyer and assignment to Buyer of the proceeds from any insurance carried by Seller covering such loss. If prior to Closing the Purchased Assets (or any portion thereof) are damaged by fire or any other cause, the reasonable estimate of the repair of which would cost $50,000 or less, such event shall not excuse Buyer from its obligations under this Agreement, but the Purchase Price shall be reduced by an amount equal to the amount of such cost and Seller shall be entitled to retain the net insurance proceeds collected or to be collected by Seller.

      (c) FAILURE TO OBTAIN LANDLORD'S CONSENT. Notwithstanding anything else herein to the contrary, failure to obtain the consent of the landlord to the assignment of the Lease

Agreement from Seller to Buyer shall not be a breach of any party hereto. In the event that the Seller or Mr. Sayegh determines to pursue the landlord for any damages for wrongfully withholding or conditioning its consent to the assignment of the Lease, the Buyer shall not be a party to nor have any rights of recovery in any such action and the Seller and Mr. Sayegh will be free to pursue or abandon any such action against the landlord as they see fit without including or otherwise allowing for the participation of Buyer. In the event, the Closing does not proceed and the Agreement is terminated, then the Buyer shall thereupon have no further rights to buy the Purchased Assets otherwise to have been sold hereunder, and the Seller will thereupon be free to hold, operate, sell, or dispose of same to any person at any time thereafter.

                                  ARTICLE VII.
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      7.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing; PROVIDED, HOWEVER, THAT, representations and warranties hereunder shall survive for a period of three years after the Closing Date, with the exception of the representations and warranties contained in SECTIONS 3.1, 3.2,
3.3 AND 3.6, the first sentence of SECTION 3.8, and SECTIONS 4.1, 4.2 AND 4.3, all of which shall survive for the period of the applicable statute of limitations plus 90 days. All claims for damages made by virtue of any representations, warranties and agreements herein shall be made under, and subject to the limitations set forth in, this ARTICLE VII. The representations and warranties set forth in ARTICLES III and IV are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein. Except the representations and warranties of each party hereto expressly contained in this Agreement or the Other Agreements, no party hereto is making and specifically disclaims any representations or warranties of any kind or character, express or implied.

      7.2. INDEMNIFICATION BY SELLER AND MR. SAYEGH. Seller and Mr. Sayegh shall jointly and severally indemnify, defend, save and hold Buyer, CCG and their officers, directors, employees, agents and Affiliates (collectively, "Buyer Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Buyer Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, resulting from, or which would not have occurred but for, (i) a material breach of any representation or warranty made by Seller in this Agreement, in any certificate or document furnished pursuant hereto by Seller or any Other Agreement to which Seller is or is to become a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement and in any Other Agreement to which Seller is or is to become a party, (iii) any Retained Liability, (iv) any successor liability (or Liabilities based on similar theories) arising out of any facts or circumstances occurring prior to the Closing Date or Liability arising out of or attaching by virtue of Seller being a member of a controlled group or affiliated group of entities, and (v) the provisions of 29 U.S.C. ss. 1161-1168, as same may be amended from time to time, and the regulations and rulings thereunder, with respect to the employees of Seller at the Cinema.

      7.3. INDEMNIFICATION BY BUYER. Buyer and CCG shall indemnify, defend, save and hold Mr. Sayegh and Seller and its officers, directors, employees, Affiliates and agents (collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, resulting from, or which would not have occurred but for, (i) a material breach of any representation or warranty made by Buyer or CCG in this Agreement or in any certificate or document furnished pursuant hereto by Buyer or CCG or any Other Agreement to which Buyer or CCG is or is to become a party, and (ii) a breach or nonfulfillment of any covenant or agreement made by any Buyer or CCG in or pursuant to this Agreement and in any Other Agreement to which any Buyer or CCG is or is to become a party.

      7.4. WAIVER OF STATUTE OF LIMITATIONS. Each party hereto waives any applicable statute of limitations that may be applicable to Damages arising under clauses (iii), (iv) and (v) of Section 7.2 and clause (iii) of Section 7.3.

      7.5. NOTICE OF CLAIMS. If any Buyer Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this ARTICLE VII, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
ARTICLE VII or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

      7.6. THIRD PARTY CLAIMS. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party (subject to reimbursement pursuant to SECTION 7.1 or 7.2, as the case may be).

      7.7. LIMITATION ON INDEMNIFICATION. No Indemnified Party shall be entitled to make a claim for indemnification for inaccuracy in or breach of representation or warranty pursuant to clause (I) of SECTION 7.2 until the cumulative and aggregate amount of all Damages as a result of all matters covered by clause (I) of SECTION 7.2 exceeds $10,000 (the "Basket Amount"). If and when such damages do exceed the Basket Amount, then the Indemnified Party shall be entitled to indemnification for all such damages in excess of the Basket Amount. Any indemnification payment under this Agreement shall take into account any insurance proceeds or other third party reimbursement actually received (other than the proceeds of any self insurance or, to the extent it is the economic equivalent of self insurance, any insurance that is retrospectively rated).

      7.8. PAYMENT. All indemnification payments under this ARTICLE VII shall be made promptly in cash.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      8.1. COSTS AND EXPENSES. Buyer and CCG, on the one hand, and Seller and Mr. Sayegh, on the other hand, shall each pay its respective expenses, brokers' fees and commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all accounting, legal and appraisal fees and settlement charges. All transfer taxes, if any, incurred as a result of the transfer of the Purchased Assets shall be paid by Seller.

      8.2. PRORATION OF EXPENSES. All accrued expenses associated with the Leased Real Estate included in the Purchased Assets, such as rents and other charges under the Lease Agreement, electricity, gas, water, sewer, telephone, property taxes, security services and similar items, shall be prorated between Buyer and Seller as of the Closing Date. Buyer and Seller shall settle such amounts within 30 days after Closing.

      8.3. BULK SALES. The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transactions contemplated hereby, and, notwithstanding anything else in this Agreement to the contrary, Seller shall hold Buyer harmless from and against all claims asserted against the Purchased Assets or the Buyer pursuant to such bulk sales laws. Seller agrees to pay timely its account creditors with respect to liabilities not being assumed by Buyer hereunder.

      8.4. FURTHER ASSURANCES. Seller shall, at any time and from time to time on and after the Closing Date, upon the reasonable request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Purchased Assets to Buyer.

      8.5. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the fifth business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

      (i)   if to Buyer, to:

            7 Waverly Place
            Madison, New Jersey  07940
            Telecopy:  (201) 377-4303
            Attention:  A. Dale Mayo, President

            with a required copy to:

            David L. Forney, Esq.
            Kirkpatrick & Lockhart LLP
            1500 Oliver Building
            Pittsburgh, Pennsylvania  15222-2312
            Telecopy:  (212) 536-3901

      (ii) if to Seller, to:

            Mr. Jesse Y. Sayegh
            Rialto Theatre of Westfield, Inc.
            244-254 East Broad Street
            Westfield, New Jersey  07090
            Telecopy:

            with a required copy to:

            Henry A. Buklad, Jr., Esquire
            Buklad & Buklad
            76 S. Orange Avenue
            South Orange, New Jersey  07079
            Telecopy:  (201) 762-1329

      Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

      8.6. CURRENCY. All currency references herein are to United States dollars.

      8.7. OFFSET; ASSIGNMENT; GOVERNING LAW. Buyer and CCG shall be entitled to offset or recoup from amounts due to Seller from Buyer or CCG hereunder or under any Other Agreement (including the Subordinated Note) against any obligations of Seller to Buyer or CCG hereunder or under any Other Agreement (including Buyer Damages). This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer or CCG may make such assignments to any Affiliate of Buyer or CCG provided that Buyer or CCG remain liable hereunder, and, further, Buyer and CCG may collaterally assign their rights hereunder to Provident Bank or other commercial lending institution. This Agreement shall be governed by and construed in accordance with the laws of New Jersey without regard to its conflict of law doctrines.

      8.8. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

      8.9. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of SECTIONS 7.2 AND 7.3 relating to Buyer Indemnitees and Seller Indemnitees and
SECTION 8.10.

      8.10. THIRD PARTY BENEFICIARY. No Person is an intended third party beneficiary of this Agreement.

      8.11. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      8.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    JESSE SAYEGH

                                    /s/ Jesse Sayegh
                                    ---------------------------------



                                    C.J.M. ENTERPRISES,  INC.

                                    By: /s/ Jesse Sayegh
                                       -------------------------------
                                          Jesse Sayegh
                                          Title:  President


                                    CLEARVIEW CINEMA GROUP, INC.

                                    By: /s/ A. Dale Mayo
                                       -------------------------------
                                          A. Dale Mayo
                                          Title:  President


                                    CCC CEDAR GROVE CINEMA CORP.

                                    By: /s/ A. Dale Mayo
                                       -------------------------------
                                          A. Dale Mayo
                                          Title:  President

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.1P           Permitted Encumbrances
Schedule 3.5            No Changes
Schedule 3.7            Undisclosed Liabilities
Schedule 3.8            Title; Business
Schedule 3.9            Litigation or Proceedings
Schedule 3.12           Leased Real Estate
Schedule 3.14           Insurance
Schedule 3.16           Employee Benefits
Schedule 3.17           Environmental Matters


Exhibit A               Leased Real Estate/Lease Agreement
Exhibit B               Subordinated Note
Exhibit C               [not used]
Exhibit D               Income Statements
Exhibit E               Right of First Refusal Agreement
Exhibit F               Form of General Warranty Bills; Instrument of Assignment
Exhibit G               Form of Assignments of Lease Agreement
Exhibit H               Form of Opinion of Buklad & Buklad
Exhibit I               Form of Opinion of Kirkpatrick & Lockhart LLP



            [Schedules and Exhibits will be provided upon request.]

                              Amendment No. 1 to Asset Purchase Agreement
                              ("AMENDMENT NO. 1"), dated as of December 12, 1997, by and among Jesse Sayegh, an individual residing in Kinnelon, New Jersey ("MR. Sayegh"), C.J.M. Enterprises, Inc., a New Jersey corporation ("SELLER"), CCC Cedar Grove Cinema Corp., a Delaware corporation ("BUYER"), and Clearview Cinema Group, Inc., a Delaware corporation ("CCG").

      The parties hereto entered into that certain Asset Purchase Agreement dated as of November 14, 1997 (the "Asset Purchase Agreement") and desire to amend the Asset Purchase Agreement pursuant to the terms contained herein.

      In consideration of the representations, warranties, covenants and agreements contained herein and in the Asset Purchase Agreement, Seller, Buyer, Mr. Sayegh, CJM and CCG, each intending to be legally bound hereby, agree as set forth below.

      1. DEFINITIONS. All capitalized terms used in this Amendment not otherwise defined in this Amendment have the meanings given them in the Asset Purchase Agreement.

      2. AMENDMENT. The Asset Purchase Agreement is hereby amended as provided below.

      3. SUBORDINATED NOTE; PREFERRED STOCK; ETC. All references in the Asset Purchase Agreement to the Subordinated Note are hereby deleted. Except as provided in Sections 4 and 5 below and subject to Sections 8 and 9 below, and subject to Sections 8 and 9 below, CCG shall deliver to Seller by March 31, 1998, 210 shares of Class B Nonvoting Cumulative Redeemable Preferred Stock having terms substantially set forth in the Certificate of Designations, Preferences, Rights and Limitations attached hereto as EXHIBIT A (the "Class B Preferred Stock"). The shares of Class B Nonvoting Cumulative Redeemable Preferred Stock shall be included within the definition of "Other Agreements" for all purposes in the Asset Purchase Agreement. CCG shall not issue any additional shares of Class B Preferred Stock at any time during which CCG has outstanding dividend arrearges on the Class B Preferred Stock held by Seller. CCG shall not issue any shares of Preferred Stock that have rights senior to the Class B Preferred Stock as to dividends and redemptions so long as Seller or its affiliates hold more than 100 outstanding shares of Class B Preferred Stock.

      4. CASH IN LIEU OF CLASS B PREFERRED STOCK. If by March 31, 1998 CCG completes the issuance of debt securities aggregating at least $70 million in an offering governed by Rule 144A issued by the Securities Exchange Commission under the Securities Act, then CCG shall deliver to Seller $210,000 in cash on March 31, 1998 in lieu of delivery of the Class B Preferred Stock.

      5. INTEREST. On March 31, 1998, CCG shall deliver to Seller an amount of cash equal to that amount of interest that would have accrued on a loan by Seller to CCG in the principal amount of $210,000 using an annual interest rate of 10 1/2 %, compounded annually.

      6. SUBORDINATION. All obligations of CCG and Buyer to deliver any cash after the Closing Date pursuant to this Amendment shall be subordinate and subject in right of payment, to the prior payment in full of all Indebtedness of CCG and Buyer to the extent provided in one or more subordination agreements by and among CCG and Buyer, Seller and the holder of the Indebtedness. For purposes hereof, "Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due on or in connection with any indebtedness of CCG and Buyer as defined in and arising under any loan, credit, security or similar agreement with any bank, insurance company, or other commercial financial institution, in any case whether arising prior to, on or after the Closing Date, and all renewals, extensions, and refundings thereof. As a condition to CCG's obligation hereunder to issue Class B Preferred Stock to Seller, Seller shall have first executed and delivered in favor of CCG's senior lender such senior lender's standard form of subordination agreement with respect to the Class B Preferred Stock.

      7. CLASS B PREFERRED STOCK. All Class B Preferred Stock promised to be delivered pursuant hereto shall not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Seller covenants that it will not sell or dispose of the Class B Preferred Stock except in accordance with the rules set forth in Rule 144 issued by the Securities and Exchange Commission under the Securities Act and shall not sell, transfer or pledge the Class B Preferred Stock in the absence of a registration under the Securities Act or unless CCG receives an opinion of counsel (which may be counsel for CCG) reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. Seller agrees and consents that the certificates representing the Class B Preferred Stock shall contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS CLEARVIEW CINEMA GROUP, INC. RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR CLEARVIEW CINEMA GROUP, INC.) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND THAT SUCH SALE OR TRANSFER IS MADE IN ACCORDANCE WITH THE RULE SET FORTH IN RULE 144 ISSUED BY THE SECURITIES EXCHANGE COMMISSION UNDER SAID ACT.

      8. SECURITIES LAWS REPRESENTATION. Mr. Sayegh and Seller represent and warrant to Buyer and CCG the matters set forth in this Section 8, and such representations and warranties shall be deemed to be included within Article III of the Asset Purchase Agreement. Mr. Sayegh and Seller acknowledge that they and their representatives have received and reviewed all of the documents filed by CCG through the date hereof with the Securities and Exchange Commission. Mr. Sayegh and Seller and their representatives have had, at their discretion, an opportunity to meet with the officers CCG to discuss CCG's business. Mr. Sayegh and Seller are each acquiring the Class B Preferred Stock for his or its own account with the intention of holding the Class B

Preferred Stock for purposes of investment, and not as a nominee or agent for any other party, and not with a view to the resale or distribution of any of the Class B Preferred Stock, and no Seller or Stockholder has any intention of selling the Class B preferred Stock or any interest therein in violation of the federal securities laws or any applicable state securities laws. Mr. Sayegh and Seller understand that the Class B Preferred Stock are not registered under the Securities Act, or under any state securities laws. Each of Mr. Sayegh and Seller is an "accredited investor" within the meaning of that term as set forth in Rule 501 issued by the Securities and Exchange Commission under the Securities Act. It shall be a condition precedent to CCG's obligation to issue the Class B Preferred Shares that the representation and warranty contained in this Section 8 be true and correct on the date of issuance of the Class B
Preferred Stock, and CCG shall have been satisfied that the issuance of the Class B Preferred Stock shall be exempt from registration under the Securities Act.

      9. COOPERATION WITH FINANCIAL RECORDS. After Closing, Seller and Mr. Sayegh shall cooperate with Buyer and CCG by providing CCG, Buyer and their accountants and other representatives with whatever access and review of Seller's financial records for each calendar quarter ending within the year immediately prior to the Closing Date, as CCG, Buyer and their advisors deem appropriate in order for CCG to make adequate financial disclosures to CCG's stockholders and to the Securities Exchange Commission and to make adequate financial disclosures in any filings by CCG with the Securities Exchange Commission. Mr. Sayegh shall provide (and shall cause the New Bellevue Theater Corp. to provide) the same cooperation for the Bellevue Theater located in Montclair, New Jersey.

      10. NO OTHER AMENDMENTS. Except as amended by the foregoing, the Asset Purchase Agreement shall remain in full force and effect.

      11. SUCCESSORS AND ASSIGNS. This Amendment and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Amendment and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer or CCG may make such assignments to any Affiliate of Buyer or CCG provided that Buyer or CCG remain liable hereunder, and, further, Buyer and CCG may collaterally assign their rights hereunder to Provident Bank or other commercial lending institution. This Amendment shall be governed by and construed in accordance with the laws of New Jersey without regard to its conflict of law doctrines.

      12. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Amendment must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Amendment or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

      13. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Amendment sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Amendment is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of SECTIONS 7.2 AND 7.3 relating to Buyer Indemnitees and Seller Indemnitees and SECTION 8.10 of the Asset Purchase Agreement.

      14. SEVERABILITY. If any term or other provision of this Amendment is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      15.  COUNTERPARTS.   This  Amendment  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                    JESSE SAYEGH

                                    /s/ Jesse Sayegh
                                    ---------------------------------



                                    C.J.M. ENTERPRISES, INC.

                                    By: /s/ Jesse Sayegh
                                        -----------------------------
                                          Jesse Sayegh
                                          Title:  President


                                    CLEARVIEW CINEMA GROUP, INC.

                                    By:  /s/ A. Dale Mayo
                                        -----------------------------
                                          A. Dale Mayo
                                          Title:  President


                                    CCC CEDAR GROVE CINEMA CORP.

                                    By:  /s/ A. Dale Mayo
                                        -----------------------------
                                          A. Dale Mayo
                                          Title:  President

                                  Exhibit A

               CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS
                                 AND LIMITATIONS
                                       OF
           CLASS B NONVOTING CUMULATIVE REDEEMABLE PREFERRED STOCK
                         ("Certificate of Designations")

                                       OF

                          CLEARVIEW CINEMA GROUP, INC.
                             a Delaware corporation

            Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


            Clearview Cinema Group, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Section 4 of Article IV of its Amended and Restated Certificate of Incorporation dated August 18, 1997 (the "Amended and Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a new class of its Preferred Stock, $.01 par value, designated as Class B Nonvoting Cumulative Redeemable Preferred Stock:

            RESOLVED, that a new class of authorized Preferred Stock of the Corporation be hereby created and established, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such class, and the qualifications, limitations or restrictions thereof are as follows:

      (a) DESIGNATION AND AMOUNT. The shares of such class shall be designated as "Class B Nonvoting Cumulative Redeemable Preferred Stock" (referred to herein as, the "Class B Redeemable Preferred Stock") and the number of shares constituting such class shall be 20,000.

      (b) DIVIDENDS. The holder of each share of Class B Redeemable Preferred Stock shall be entitled to receive on the 15th day of April, July, October and January, or the next business day if such 15th business day is not a business day (each such date being referred to herein as a "Dividend Payment Date"), out of funds legally available for such purpose, and as declared by the Board of Directors, cumulative quarterly cash dividends in a per share amount equal to $.291667 for each day during which such share was outstanding during the calendar quarter immediately preceding the Dividend Payment Date. In case the Corporation shall (i) pay a dividend on the Class B Redeemable Preferred Stock in shares of Class B Redeemable Preferred Stock, (ii) subdivide the outstanding shares of Class B Redeemable Preferred Stock, or (ii) combine the outstanding shares of Class B Redeemable Preferred Stock into a smaller number of shares, the per share dividend rate in effect immediately prior thereto shall be proportionately adjusted so that the aggregate dividend rate of all shares of Class B Redeemable Preferred Stock immediately after such event shall equal the aggregate dividend rate of all shares of Class B Redeemable Preferred Stock immediately prior thereto. An adjustment made pursuant to this section shall become effective (x) upon the effective date in the case of a subdivision or combination or (y) upon the record date in the case of a dividend of shares. Quarterly dividends shall be paid on the basis of 90 days in each full quarter regardless of the number of actual days in each quarter, but dividends for less than a full quarter shall be based on the actual number of days during which each share is outstanding. Each dividend declared by the Board of Directors shall be paid to the holders of shares of the Class B Redeemable Preferred Stock as such holders' names appear on the stock books on the related record date. Such record date shall be the last day of the calendar quarter immediately preceding the applicable Dividend Payment Date. Dividends in arrears with respect to any past Dividend Payment Date with respect to shares of Class B Redeemable Preferred Stock may be declared by the Board of Directors and paid on the outstanding shares of the Class B Redeemable Preferred Stock on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, to the holder of the shares of the Class B Redeemable Preferred Stock on the related record date fixed by the Board of Directors, which shall not be less than 10 nor more than 45 days before the date fixed for the payment of such dividend. Any dividend payment made on shares of the Class B Redeemable Preferred Stock shall first be credited against the dividends accrued with respect to the earliest Dividend Payment Date for which dividends have not been paid. If full cumulative dividends have not been paid or declared and set aside for payment on the shares of the Class B Redeemable Preferred Stock, all cumulative dividends on the shares of the Class B Redeemable Preferred Stock shall be declared and paid pro rata to the holders of the outstanding shares of the Class B Redeemable Preferred Stock entitled thereto, so that in all cases the amount of dividends declared per share on the shares of the Class B Redeemable Preferred Stock bear to each other the same ratio that accumulated dividends per share on all shares of Class B Redeemable Preferred Stock bear to each other. No holder of shares of Class B Redeemable Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in this section (b). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Class B Redeemable Preferred Stock that may be in arrears. Except as set forth above, for so long as any shares of the Class B Redeemable Preferred Stock are outstanding, no dividends may be paid or declared and set aside for payment or other distribution made upon the Class A Convertible Preferred Stock, Common Stock or any other stock of the Corporation ranking junior to the shares of the Class B Redeemable Preferred Stock as to dividends ("Junior Stock"), nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired by the Corporation for consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock), unless full cumulative dividends on all shares of Class B Redeemable Preferred Stock for all Dividend Payment Dates accruing on or prior to the date of such transaction have been or contemporaneously are declared and paid through the most recent Dividend Payment Date. If dividends are not paid on a Dividend Payment Date, then such dividends shall accrue and be cumulative from and after such Dividend Payment Date.

      Notwithstanding the foregoing, no dividends shall be paid or payable with respect to any shares of Class B Redeemable Preferred Stock if such payment is otherwise prohibited by section (h) of this Certificate of Designations or by the Delaware General Corporation Law. Dividends with respect to shares of Class B Redeemable Preferred Stock may also be subject to setoff and recoupment as contemplated by section (k) hereof.

      (c) LIQUIDATION RIGHTS. In the event of any Liquidation Event (as defined herein), the holders of shares of Class B Redeemable Preferred Stock shall be entitled to receive from the assets of the Corporation, whether represented by capital stock, paid-in capital or retained earnings, payment in cash of an amount equal to the aggregate Liquidation Value (as defined herein) of such Class B Redeemable Preferred Stock, plus a further amount equal to any dividends that have been (or, pursuant to Section (b) hereof, were required to have been) declared on the Class B Redeemable Preferred Stock but which remain unpaid, before any distribution of assets shall be made to the holders of the Class A Convertible Preferred Stock, Common Stock, or other Junior Stock. If, upon such Liquidation Event, the assets distributable to the holders of shares of Class B Redeemable Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such assets shall be distributed ratably among the shares of Class B Redeemable Preferred Stock. The "Liquidation Value" of each share of Class B Redeemable Preferred Stock shall be equal to $1,000. In case the Corporation shall (i) pay a dividend on the Class B Redeemable Preferred Stock in shares of Class B Redeemable Preferred Stock, (ii) subdivide the outstanding shares of Class B
Redeemable  Preferred  Stock, or (ii) combine the outstanding  shares of Class B
Redeemable Preferred Stock into a smaller number of shares, the "Liquidation Value" in effect immediately prior thereto shall be proportionately adjusted so that the aggregate Liquidation Value of all shares of Class B Redeemable Preferred Stock immediately after such event shall equal the aggregate Liquidation Value of all shares of Class B Redeemable Preferred Stock immediately prior thereto. An adjustment made pursuant to this section shall become effective (x) upon the effective date in the case of a subdivision or combination or (y) upon the record date in the case of a dividend of shares. After payment in full of the aggregate Liquidation Value and dividends, as set forth above, to the holders of shares of Class B Redeemable Preferred Stock, the remaining assets of the Corporation available for payment and distribution to stockholders may be paid and distributed to the holders of the Class A Convertible Preferred Stock, Common Stock and any other Junior Stock. For purposes hereof, the term "Liquidation Event" shall mean any (A) merger or consolidation other than a merger or consolidation in which persons who, immediately prior to the closing of such transaction, were the holders of voting securities of the Corporation having more than fifty percent (50%) of the voting power of the outstanding voting securities of the Corporation (which includes all Common Stock, all Class A Convertible Preferred Stock and all other voting securities created in or under the Amended and Restated Certificate of Incorporation) hold, immediately after such transaction, voting securities of the surviving entity having more than fifty percent (50%) of the voting power of the outstanding voting securities of the surviving entity, (B) sale of all or substantially all of the assets of the Corporation, or (C) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

      (d) VOTING RIGHTS. Holders of shares of Class B Redeemable Preferred Stock shall not be entitled to any voting rights except upon matters with respect to which the holders of shares of Class A Convertible Preferred Stock, Class B Redeemable Preferred Stock and Common Stock have separate voting rights as expressly provided in this section (d), the Corporation's Amended and Restated Certificate of Incorporation or as required by Delaware law. The affirmative vote of the holders of more than fifty percent (50%) of the outstanding shares of Class B Redeemable Preferred Stock, voting separately as a single class, shall be required to authorize any amendment to this Certificate of Designations or the Corporation's Amended and Restated Certificate of Incorporation if such amendment would adversely affect the powers, preferences or rights of the Class B Redeemable Preferred Stock.

      (e) REDEEMABLE AT OPTION OF THE CORPORATION. The Corporation shall have the right to redeem any one or more shares of Class B Redeemable Preferred Stock at any time and from time to time at a redemption price of $1,000 per share plus an amount equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the redemption date. Notice of any redemption of the Class B Redeemable Preferred Stock shall be mailed at least 30 days prior to the date fixed for redemption to each holder of Class B Redeemable Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Class B Redeemable Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Class B Redeemable Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Class B Redeemable Preferred Stock, not more than 20 days nor less than 10 days prior to the date fixed for such redemption. Whenever shares of Class B Redeemable Preferred Stock are to be redeemed, the Corporation shall cause to be mailed, within the time period specified in this section, a written notice of redemption (a "Notice of Redemption") by first-class mail, postage prepaid, to each holder of shares of Class B Redeemable Preferred Stock to be redeemed as its name and address appear on the stock books of the Corporation. Each Notice of Redemption shall state (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Class B Redeemable Preferred Stock to be redeemed and identification (by certificate number, CUSIP number or otherwise) of the shares of Class B Redeemable Preferred Stock to be redeemed, (iv) the place or places where shares of Class B Redeemable Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date, and (vi) the provision of this Certificate of Designations under which the redemption is being made. A Notice of Redemption shall be deemed given on the day that it is mailed. On or after the redemption date each holder of shares of Class B Redeemable Preferred Stock that were called for redemption shall surrender the certificate evidencing such shares, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, and bearing all necessary transfer tax stamps thereto affixed and cancel led, to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive payment of the redemption price for each share. If fewer than all of the shares are to be redeemed, the Corporation shall issue new certificates for the shares not redeemed. If fewer than all of the outstanding shares of the Class B Redeemable Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Corporation ratably, by lot or by holder or by such other method as the Corporation shall deem appropriate. Solely for the purpose of determining the number of shares of Class B Redeemable Preferred Stock to be stated in a Notice of Redemption as subject to an optional redemption, the amount of funds legally available for such redemption shall be determined as of the date of such Notice of Redemption. The Corporation shall declare and pay any and all dividends that are due or are in arrears prior to any such redemption.

      (f) REDEMPTION AT OPTION OF THE HOLDER. Each holder of shares of Class B Redeemable Preferred Stock shall have the right to cause the Corporation to redeem, and upon exercise of such right, the Corporation shall redeem, any shares of Class B Redeemable Preferred Stock held by such holder at a redemption price equal to its Liquidation Value plus an amount equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the redemption date, at any time after the occurrence of any one or more of the following events:

                  (i) the Corporation shall (A) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction, (B) make an assignment for the benefit of its creditors, (C) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (D) be adjudicated insolvent or be liquidated, or (E) take corporate action for the purpose of any of the foregoing;

                  (ii) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Corporation, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidations of the Corporation, or if any petition for any such relief shall be filed against the Corporation and such petition shall not be dismissed within 60 days;

                  (iii) the date five years after the date such shares of shall have been issued; and

                  (iv) within ten business days after the date of closing of the issuance by the Corporation of debt securities aggregating at least $70 million in an offering governed by Rule 144A issued by the Securities Exchange Commission under the Securities Act of 1933.

Notice of any such redemption of the Class B Redeemable Preferred Stock shall be delivered in writing to the Corporation at least 10 business days prior to the date fixed for redemption. The record date for the determination of holders of Class B Redeemable Preferred Stock to be redeemed and the date that the Corporation may cause the transfer books of the Corporation to be closed for the transfer of the Class B Redeemable Preferred Stock, shall be the date of redemption set forth in such written notice. The place or places where shares of Class B Redeemable Preferred Stock are to be surrendered for payment of the redemption price shall be the Corporation's executive offices. Dividends on the shares to be redeemed will cease to accumulate on the redemption date. On or after the redemption date each holder of shares of Class B Redeemable Preferred Stock that were required to be redeemed shall surrender the certificate evidencing such shares, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, and bearing all necessary transfer tax stamps thereto affixed and cancel led, to the Corporation at its executive offices and shall then be entitled to receive payment of the redemption price for each share. The Corporation shall declare and pay any and all dividends that are due or are in arrears prior to any such redemption.

      (g) RESTRICTIONS ON REDEMPTION. Notwithstanding the foregoing, no shares of Class B Redeemable Preferred Stock may be redeemed if such redemption is otherwise prohibited by section (h) of this Certificate of Designations or by the Delaware General Corporation Law. Payments in respect of redemptions with respect to shares of Class B Redeemable Preferred Stock may also be subject to setoff and recoupment as contemplated by section (k) hereof.

      (h) SUBORDINATION TO INDEBTEDNESS; RESTRICTIONS ON TRANSFER. All dividend payments on and payments for redemptions with respect to shares of Class B Redeemable Preferred Stock are subordinate and subject in right of payment, to the prior payment in full of all Indebtedness of the Corporation to the extent provided in one or more subordination agreements by and among the Corporation, the holder of the Class B Redeemable Preferred Stock and the holder of the Indebtedness. For purposes hereof, "Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due on or in connection with any indebtedness of the Corporation as defined in and arising under any loan, credit, security or similar agreement with any bank, insurance company, or other commercial financial institution, in any case whether arising prior to, on or after the date of issuance of the Class B Redeemable Preferred Stock, and all renewals, extensions, and refundings thereof. The certificates representing outstanding shares of Class B Redeemable Preferred Stock may contain a legend referring to the subordination agreement or agreements among the Corporation, the holder of the Class B Redeemable Preferred Stock and the holder of the Indebtedness. If a holder shares of Class B Redeemable Preferred Stock has entered into such a subordination agreement and the identity of the holder of the Indebtedness subsequently changes, then the holder of the Class B Redeemable Preferred Stock shall from time to time at the Corporation's request enter into a new subordination agreement or agreements containing terms substantially similar to the terms of such holder's then existing subordination agreement, and if such holder fails to do so, then upon notice by the Corporation to such holder, all dividend payments on and payments for redemptions with respect to the shares of Class B Redeemable Preferred Stock held by such holder shall be suspended. Also, if a holder of shares of Class B Redeemable Preferred Stock has entered into such a subordination agreement, then such holder may not assign any shares of Class B Redeemable Preferred Stock that are subject to such subordination agreement unless and until the proposed assignee executes and delivers a subordination agreement containing terms substantially similar to the terms of such holder's then existing subordination agreement, and any attempted transfer of shares of Class B Redeemable Preferred Stock without complying with the terms hereof shall be null and void.

      (i) APPROVAL OF HOLDERS OF CLASS A CONVERTIBLE PREFERRED STOCK; INCREASE IN AUTHORIZED SHARES; ADDITIONAL CLASSES OF PREFERRED STOCK. The issuance by the Corporation of any shares of Class B Redeemable Preferred Stock shall first be approved by the holders of the Class A Convertible Preferred Stock in the manner and to the extent provided in the Corporation's Amended and Restated Certificate of Incorporation. Subject to the rights of the holders of the Corporation's Class A Convertible Preferred Stock as provided in the Corporation's Amended and Restated Certificate of Incorporation, the Corporation may at any time and from time to time increase the number of authorized shares of Class B Redeemable Preferred Stock and create and issue any shares of any series or class of the Corporation's Preferred Stock that have dividend and liquidation rights that are senior to or pari passu with the Class B Redeemable Preferred Stock.

      (j) REACQUIRED SHARES. Any shares of Class B Redeemable Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as Class B Redeemable Preferred Stock and shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new class of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

      (k) SETOFF RIGHTS. Shares of Class B Redeemable Preferred Stock may be issued in connection with the acquisition by the Corporation or its subsidiaries of certain businesses, and, notwithstanding anything else herein to the contrary, payments of dividends on such shares of Class B Redeemable Preferred Stock and payments in respect of redemptions of such shares of Class B Redeemable Preferred Stock may be subject to the Corporation's rights of setoff and recoupment to the extent and in the manner expressly set forth in any agreement related to such acquisition. Any such right of setoff or recoupment shall survive any transfer or assignment of such shares of Class B Redeemable Preferred Stock.

      IN WITNESS WHEREOF, Clearview Cinema Group, Inc. has caused this Certificate of Designations, Preferences, Rights and Limitations of Class B Nonvoting Cumulative Redeemable Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto this __ day of _______, 199_.

                                    CLEARVIEW CINEMA GROUP, INC.


                                    By ______________________________
                                       A. Dale Mayo, President